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                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                GEOCITIES, INC.

                                   ARTICLE I

          The name of the Corporation shall be GeoCities.

                                   ARTICLE II

          The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901 and the name of the registered agent at that address is National Registered Agents, Inc.

                                  ARTICLE III

          The nature of the business or purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

          The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock authorized is 26,526,406, $0.0025 par value per share. The total number of shares of Common Stock authorized is 60,000,000, $0.0025 par value per share.

          A.  Preferred Stock. The first series of Preferred Stock shall be
              ---------------
     comprised of 3,108,000 shares designated as "Series A Preferred Stock." The second series of Preferred Stock shall be comprised of 2,900,000 shares designated as "Series B Preferred Stock." The third series of Preferred Stock shall be comprised of 1,200,000 shares designated as "Series C Preferred Stock." The fourth series of Preferred Stock shall be comprised of 10,237,288 shares designated as "Series D Preferred Stock." The fifth series of Preferred Stock shall be comprised of 5,714,284 shares designated as "Series E Preferred Stock." The sixth series of Preferred Stock shall be comprised of 3,366,834 shares designated as "Series F Preferred Stock." The relative rights, preferences, restrictions and other matters relating to the Series A Preferred Stock, Series B Preferred

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     Stock, Series C Preferred Stock, Series D Preferred Stock, Series E
     Preferred Stock and Series F Preferred Stock are as follows:


          1.     Dividend Rights of Preferred.
                 ----------------------------

          (a) The holders of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive in any fiscal year, when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $0.045 per share of Series A Preferred Stock, $0.055 per share of Series B Preferred Stock, $0.125 per share of Series D Preferred Stock, $0.490 per share of Series E Preferred Stock and $1.039 per share of Series F Preferred Stock, in each case appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends, reorganizations and the like, payable in preference and priority to any payment of any cash dividend on Common Stock. The right to such cash dividends on the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (the "Preferred Dividends") shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock by reason of the fact that dividends on such shares are not declared in any prior year. Notwithstanding the foregoing, dividends shall accrue and be paid upon a Liquidation as provided in Section 2 below. No dividends shall be paid on any Common Stock in any year unless the Preferred Dividends have first been paid as set forth above and an equal dividend is also paid with respect to all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in an amount for each such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock equal to the aggregate amount of such dividends for all Common Stock into which each such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock could then be converted.

          (b) Each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be deemed to have consented, for purposes of the General Corporation Law of the State of Delaware, to distributions made by the Corporation in connection with the repurchase of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services or their proposed transfer of any shares of such Common Stock pursuant to agreements providing for such repurchase.

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     2.  Preference on Liquidation.
         -------------------------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation (a "Liquidation"), distributions to the stockholders of the Corporation shall be made in the following manner:

                 (i) The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive, pari passu to such holders and prior and in preference to any
              ----------
     distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the following amounts per share with respect to such Liquidation: $0.6435 per share of Series A Preferred Stock, $0.7585 per share of Series B Preferred Stock, $0.6425 per share of Series C Preferred Stock, $1.77 per share of Series D Preferred Stock, $7.00 per share of Series E Preferred Stock and $14.8507 per share of Series F Preferred Stock (in each case appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends, reorganizations and the like), plus in each such case other than in the case of the Series C and Series E Preferred Stock accrued dividends from the date of issuance of such shares of Preferred Stock at the rates provided in Section 1 above, computed to the date payment thereof is made available. Such amount payable with respect to each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock is sometimes referred to as the "Liquidation Preference Payment" and collectively as the "Liquidation Preference Payments." All of the dollar amounts set forth hereinabove shall be adjusted for stock splits, stock dividends, reorganizations, and the like. In the event the funds or assets legally available for distribution to stockholders are insufficient to pay the full Liquidation Preference Payments to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock as described above, then all funds or assets available for distribution shall be shared ratably by the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in proportion to the full Liquidation Preference Amounts to which each such holder of such series of Preferred Stock is entitled.

                 (ii) After payment has been made to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock of the full Liquidation Preference Payments to which they shall be entitled, if any, as aforesaid, the holders of the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to share ratably in all remaining assets to be distributed, based upon the number of Common Stock then held, with each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred

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     Stock and Series F Preferred Stock treated as the number of shares of
     Common Stock into which such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, respectively, is then convertible. Such amount payable with respect to any share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock is sometimes referred to as the "Participation Payment." Notwithstanding the foregoing, the Participation Payment for any share of any series of Preferred Stock shall not exceed an amount such that the total of the Liquidation Preference Payment and the Participation Payment for such share exceeds, with respect to any share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, $5.00, or, with respect to any share of Series E Preferred Stock, $7.00, or with respect to the Series F Preferred Stock, $14.8507 (in each case as adjusted for any recapitalizations, stock splits, stock combinations, stock dividends, reorganizations and the like).

          (b) A consolidation or merger of this Corporation with or into any other corporation or corporations (other than a wholly-owned subsidiary), or the sale, transfer or other disposition of all or substantially all of the assets of this Corporation or the consummation of any transaction or series of related transactions which results in the Corporation's stockholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving or continuing entity shall be deemed a Liquidation within the meaning of this Section 2.

          (c) In the event the Corporation shall propose to take any action of the type described in subsection (a) or (b) of this Section 2, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action or twenty (20) days prior to any stockholders' meeting called to approve such action, whichever is earlier, give each holder of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, respectively, upon consummation of the proposed action and the proposed date of delivery thereof. If any material change in the facts set forth in the notice shall occur, the Corporation shall promptly give written notice to each holder of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock of such material change.

          (d) The Corporation shall not consummate any proposed action of the type described in subsection (a) or (b) of this Section 2 before the expiration of thirty (30) days after the mailing of the initial written notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided, however, that any such 30-day or 10-day period may be shortened upon the written consent of the holders of 66-2/3% of the outstanding shares of all series of Preferred Stock voting together as a class.

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          (e)    If the Corporation shall propose to take any action of the type described in subsection (a) or (b) of this Section 2 which will involve the distribution of assets other than cash, the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and the Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice of the appraiser's valuation to each holder of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred
     Stock and Series F Preferred Stock.

          3.     Redemption.
                 ----------

          (a) For so long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock remain outstanding, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock may, at their option, on each of January 1, 2001, January 1, 2002 and January 1, 2003 (each a "Series A, Series B, Series C, Series D, Series E and Series F Redemption Date"), require the Corporation to redeem, on each of the Series A, Series B, Series C, Series D, Series E and Series F Redemption Dates, a number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock equal to one-third of the number of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock outstanding as of the first Series A, Series B, Series C, Series D, Series E and Series F Redemption Date. The price per share payable upon redemption of the Series A Preferred Stock (the "Series A Redemption Price") shall be $0.6435 per share plus an amount equal to seven percent (7%) of such per share amount per annum determined on a compounded basis from the original issuance date of such shares of Preferred Stock. The price per share payable upon redemption of the Series B Preferred Stock (the "Series B Redemption Price") shall be $0.7585 per share plus an amount equal to seven percent (7%) of such per share amount per annum determined on a compounded basis from the original issuance date of such shares of Preferred Stock. The price per share payable upon redemption of the Series C Preferred Stock (the "Series C Redemption Price") shall be $0.6425 per share plus an amount equal to seven percent (7%) of such per share amount per annum determined on a compounded basis from the original issuance date of such shares of Preferred Stock. The price per share payable upon redemption of the Series D Preferred Stock (the "Series D Redemption Price") shall be $1.770 per share plus an amount equal to seven percent (7%) of such per share amount per annum determined on a compounded basis from the original issuance date of such shares of Preferred Stock. The price per share payable upon redemption of the Series E Preferred Stock (the "Series E Redemption Price") shall be $7.00 per share plus an amount equal to seven percent (7%) of such per share amount per annum determined on a compounded basis from the original issuance date of such shares of Preferred Stock. The price per share payable upon redemption of the Series F Preferred Stock (the "Series F Redemption Price") shall be $14.8507 per share plus an amount

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     equal to seven percent (7%) of such per share amount per annum determined on a compounded basis from the original issuance date of such shares of Preferred Stock. Any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock to be redeemed shall be redeemed on a pro rata basis among all holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock based upon the respective Redemption Price of such shares of Preferred Stock. The Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price and the Series F Redemption Price shall each be subject to appropriate adjustment for any recapitalizations, stock splits, stock combinations, stock dividends, reorganizations and the like.

          (b) The holders of not less than 80% of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock then outstanding, voting as a single class, shall have the further right at any time on or after December 31, 1998, to require the Corporation to redeem all of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in the event that the Corporation has not by such time consummated a Qualified Public Offering (as defined in Section 5(b) hereof) or a Liquidation in which the consideration to be received by the holders of Common Stock of the Corporation, calculated on a fully diluted basis in accordance with generally accepted accounting principles, is not less than $5.00 per share insofar as such right of redemption relates to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, and not less than $7.00 per share insofar as such right of redemption relates to the Series E Preferred Stock, and not less than $14.8507 per share insofar as such right of redemption relates to the Series F Preferred Stock (in each case, as adjusted for recapitalizations, stock splits, stock combinations, stock dividends, reorganizations, and the like). The redemption price in such event shall be the fair market value of such shares as determined by the Board of Directors of the Corporation. References to the Series A, Series B, Series C, Series D, Series E and Series F Redemption Dates hereinafter shall include the redemption dates provided for in this Section 3(b) and references to the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price, Series E Redemption Price and Series F Redemption Price hereinafter shall include the redemption prices provided for in this Section 3(b).

          (c) If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock on any Series A, Series B, Series C, Series D, Series E and Series F Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock to be redeemed on such date, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares on a pro rata basis among the holders of such

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     shares to be redeemed (based upon the respective Redemption Prices of such shares of Preferred Stock). The shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, such funds will immediately be used to redeem the balance of, or, if not sufficient to redeem the full balance, redeem on a pro rata basis (based upon the respective Redemption Prices of such shares of Preferred Stock), the shares which the Corporation has become obligated to redeem on the relevant Series A, Series B, Series C, Series D, Series E and Series F Redemption Date but which it has not redeemed.

          (d) At least thirty (30) but not more than sixty (60) days prior to a Redemption Date, the Corporation shall send a notice (a "Redemption Notice") to all holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock setting forth (a) the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price, Series E Redemption Price and Series F Redemption Price, respectively, for the shares to be redeemed and (b) the place at which such holders may obtain payment of the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price, Series E Redemption Price and Series F Redemption Price upon surrender of their share certificates. In addition, in the event the Corporation shall propose to take any action of the types described in
     Section 2(a) hereof, the Corporation shall give each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock written notice of the proposed action describing the material terms and conditions of such proposed Liquidation, including a description of the stock, cash and property to be received by the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Common Stock upon consummation of the proposed Liquidation and the proposed date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock of such material change.

          (e) On or prior to a Series A, Series B, Series C, Series D, Series E and Series F Redemption Date, the Corporation shall deposit (to the extent funds are legally available therefor) an amount equal to the sum of the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price and the Series F Redemption Price for all shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Series A, Series B, Series

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     C, Series D, Series E and Series F Redemption Date, the Series A Redemption
     Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price and Series F Redemption Price of the shares to their respective holders upon the surrender of their share certificates. The balance of any funds deposited by the Corporation pursuant to this Section 3 remaining unclaimed at the expiration of one year following such Series A, Series B, Series C, Series D, Series E and Series F Redemption Date shall be returned to the Corporation promptly upon its written request.

          (f) On or after a Series A, Series B, Series C, Series D, Series E and Series F Redemption Date, each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as applicable, shall surrender such holder's certificates representing the shares to be redeemed and thereupon the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price or the Series F Redemption Price, as applicable, of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. From and after such Series A, Series B, Series C, Series D, Series E and Series F Redemption Date, unless there shall have been a default in payment of the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price, or the Series F Redemption Price or the Corporation is unable to pay the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price or the Series F Redemption Price due to not having sufficient legally available funds, all rights of the holders of such shares as holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock (except the right to receive the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price or the Series F Redemption Price (calculated in the manner described in A.3.(a) or A.3.(b) above, whichever is applicable) through the Series A, Series B, Series C, Series D, Series E and Series F Redemption Date upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that, in the event that shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

          4.     Voting Rights.
                 -------------

          (a) Each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock,

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     Series B Preferred Stock, Series C Preferred Stock, Series D Preferred
     Stock, Series E Preferred Stock or Series F Preferred Stock could be converted on the record date for the vote or consent of stockholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, shall receive all materials delivered to the holders of the Corporation's Common Stock in connection with such meeting, and shall vote with holders of the Common Stock upon any matter submitted to a vote of stockholders, except those matters required by law to be submitted to a class vote and except as may otherwise be provided in this Certificate. Fractional votes by the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

          (b) The Corporation shall not, without the written consent or affirmative vote of the holders of at least 66-2/3% of the then-outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven (7). So long as any shares of Series A Preferred Stock and Series B Preferred Stock shall be outstanding, the holders of Series A Preferred Stock and Series B Preferred Stock, voting as a single class, shall be entitled to elect two (2) directors to serve on the Corporation's Board of Directors. The holders of Common Stock shall be entitled to elect two (2) directors to serve on the Corporation's Board of Directors. So long as any shares of Series F Preferred Stock shall be outstanding, the holders of Series F Preferred Stock, voting as a single class, shall be entitled to elect two (2) directors to serve on the Corporation's Board of Directors. So long as any shares of Series D Preferred Stock shall be outstanding, the holders of Series D Preferred Stock shall be entitled to elect one (1) director, which director shall be an individual who is not employed by the Corporation but is knowledgeable about the Corporation's industry. A vacancy in any directorship elected by a specified group of stockholders shall be filled only by vote or written consent of the holders of a majority in interest of such specified group.

          5.     Conversion Rights. The holders of Series A Preferred Stock,
                 ------------------
     Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have conversion rights as follows:

                 (a) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time at the principal office of the Corporation or any transfer agent for such shares, into fully paid and nonassessable shares of Common Stock of the Corporation. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted shall be determined by dividing $0.6435 by the appropriate Series A Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series A Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series A Preferred Stock shall be $0.6435, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted shall be determined by dividing $0.7585 by the appropriate Series B Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series B Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series B Preferred Stock shall be $0.7585, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series C Preferred Stock may be converted shall be determined by dividing $0.6425 by the appropriate Series C Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series C Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series C Preferred Stock shall be $0.6425, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series D Preferred Stock may be converted shall be determined by dividing $1.770 by the appropriate Series D Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series D Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series D Preferred Stock shall be $1.770, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series E Preferred Stock may be converted shall be determined by dividing $7.000 by the appropriate Series E Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series E Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series E Preferred Stock shall be $7.000, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series F Preferred Stock may be converted shall be determined by dividing $14.8507 by the appropriate Series F Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series F Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series F Preferred Stock shall be $14.8507, subject to adjustment as provided herein. The dollar amounts set forth above in this Section 5(a) and the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price shall each be subject to appropriate adjustment for any recapitalizations, stock splits, stock combinations, stock dividends, reorganizations and the like.

                 (b) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be converted into Common Stock automatically in the manner provided herein upon the closing of the sale of the Corporation's securities pursuant to a firm commitment underwritten public offering from which the Corporation receives gross proceeds of not less than $20,000,000 and in which the offering price per share (prior to underwriting commissions and expenses) equals at least $5.00 as it relates to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and at least $7.00 as it relates to the Series E Preferred Stock, and at least $14.8507 as it relates to the Series F Preferred Stock (in each case, as adjusted for stock splits, stock dividends, reorganizations and the like) (a "Qualified Public Offering").

                 (c) Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at such office to such holder's nominee or nominees, certificates for the number of whole shares of Common Stock to which such holder shall be entitled. No fractional shares of Common Stock shall be issued by the Corporation and all such fractional shares shall be disregarded. In lieu thereof, the Corporation shall pay in cash the fair market value of such fractional share as determined by the Board of Directors of the Corporation. Such conversion shall be deemed to have been made as of the date of such surrender of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.

                 (d) In case the Corporation shall at any time (i) subdivide the outstanding Common Stock without a corresponding subdivision of the outstanding Series A, B, C, D, E and F Preferred Stock, or (ii) issue a stock dividend on its outstanding Common Stock without a corresponding dividend on its outstanding Series A, B, C, D, E and F Preferred Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend (such increase being reflected in appropriate adjustments in the Conversion Price of each series of Preferred Stock). In case the Corporation shall at any time combine its outstanding Common Stock without a corresponding combination of its outstanding Series A, B, C, D, E, and F Preferred Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (such decrease being reflected in appropriate adjustments in the Conversion Price of each series of the Preferred Stock). All such adjustments described herein shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

                 (e) In case of any capital reorganization (other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, each series of Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the shares of Preferred Stock immediately prior to such reorganization or recapitalization would have been entitled upon such reorganization, or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

                 (f)    In case:

                        (i) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

                        (ii) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                        (iii) the Corporation shall effect a capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock), consolidation or merger of the Corporation (other than a merger or other reorganization in which the Corporation is not the continuing or surviving entity);

     then, and in any such case, the Corporation shall cause to be mailed to the holders of its outstanding Preferred Stock at least twenty (20) days prior to the date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or such action is to be taken in connection with such reorganization, reclassification, merger or consolidation.

                 (g) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding.

                 6.     Adjustment of Conversion Price. The Conversion Price for
                        -------------------------------
     the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock from time to time in effect shall be subject to adjustment from time to time as follows:

                        (a) In case the Corporation shall at any time subdivide the outstanding shares of Common Stock without a corresponding subdivision of the outstanding shares of Series A, B, C, D, E and F Preferred Stock, or shall issue a stock dividend on its outstanding Common Stock without a corresponding issuance of a stock dividend on its outstanding Series A, B, C, D, E and F Preferred Stock, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock without a corresponding combination of the outstanding shares of Series A, B, C, D, E and F Preferred Stock, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion, Series E Conversion Price and Series F Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

                        (b) Upon the issuance by the Corporation of Equity Securities (as defined below) without consideration or at a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price in effect immediately prior to the time of such issue or sale, other than an issuance of stock or securities pursuant to Section 6(a) above or the issuance of shares of Common Stock upon conversion of any Preferred Stock (including any additional shares of Common Stock issuable as a result of the operation of the provisions of paragraph (c) below), then forthwith upon such issue or sale, the Conversion Price for all such series of Preferred Stock, in the event of an issuance without consideration, and for any such series of Preferred Stock, in the event of an issuance at a consideration per share less than the Conversion Price of such series, shall be reduced to a price (calculated to the nearest hundredth of a cent) determined by dividing:

                                (i)    an amount equal to the sum of (x) the
     number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price for such series of Preferred Stock, (y) the number of shares of Common Stock issuable upon conversion or exchange of any obligations or of any securities of the Corporation outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price for such series of Preferred Stock, and (z) an amount equal to the aggregate "consideration actually received" by the Corporation upon such issue or sale by

                                (ii)   the sum of the number of shares of Common
     Stock outstanding immediately after such issue or sale and the number of shares of Common

     Stock issuable upon conversion or exchange of any obligations or of any securities of the Corporation outstanding immediately after such issue or sale.

          For purposes of this Section 6(b), the following provisions shall be applicable:

                 (A) The term "Equity Securities" as used in this Section 6(b) shall mean any shares of Common Stock, or any obligation, any share of stock or other security of the Corporation convertible into or exchangeable for Common Stock except for (i) up to 8,987,760 shares of Common Stock in the aggregate issuable upon exercise of options previously granted or currently reserved for grant to officers, directors, employees or consultants of the Corporation and its subsidiaries either pursuant to any stock plan approved by the Corporation's Board of Directors or as otherwise approved by the Corporation's Board of Directors, (ii) up to 500,000 shares of Common Stock issuable upon exercise of stock options previously granted to CMG@Ventures and approved by the Corporation's Board of Directors, (iii) up to 500,000 shares of Common Stock issuable upon exercise of stock options previously granted to David Bohnett and certain other persons and approved by the Corporation's Board of Directors, (iv) warrants to purchase up to 33,898 shares of Series D Preferred Stock granted to Cupertino Bank and the shares issuable upon exercise thereof, and (v) warrants to purchase up to 44,444 shares of Common Stock granted or to be granted to Comerica Bank and the shares issuable upon exercise thereof. The respective numbers of shares set forth hereinabove shall be subject to appropriate adjustment for any recapitalizations, stock splits, stock combinations, stock dividends, reorganizations and the like.

                 (B) In the case of an issue or sale for cash of shares of Common Stock, the "consideration actually received" by the Corporation therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Corporation.

                 (C) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Corporation) of additional shares of Common Stock for consideration other than cash or consideration partly other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors.

                 (D) In case of the issuance by the Corporation in any manner of any rights to subscribe for or to purchase shares of Common Stock, or any options for the purchase of shares of Common Stock or stock convertible into Common Stock, all shares of Common Stock or stock convertible into Common Stock to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed "outstanding" as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the shares of Common Stock or stock convertible into Common Stock covered thereby, plus the consideration, if any, received by the Corporation for such rights or options, shall be deemed to be the "consideration actually received" by the Corporation (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

                 (E) In case of the issuance or issuances by the Corporation in any manner of any obligations or of any shares of stock of the Corporation that shall be convertible into or exchangeable for common stock, all shares of common stock issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the "consideration actually received" by the Corporation for such additional shares of common stock shall be deemed to be the total of (X) the amount of consideration received by the Corporation upon the issuance of such obligations or shares, as the case may be, plus (Y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Corporation upon such conversion or exchange, except in adjustment of dividends.

                 (F) The amount of the "consideration actually received" by the Corporation upon the issuance of any rights or options referred to in subsection (D) above or upon the issuance of any obligations or shares which are convertible or exchangeable as described in subsection (E) above, and the amount of the consideration, if any, other than such obligations or shares so convertible or exchangeable, receivable by the Corporation upon the exercise, conversion or exchange thereof shall be determined in the same manner provided in subsections (B) and (C) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock; provided, however, that if such obligations or shares of stock so convertible or exchangeable are issued in payment or satisfaction of any dividend upon any stock of the Corporation other than Common Stock, the amount of the "consideration actually received" by the Corporation upon the original issuance of such obligations or shares or stock so convertible or exchangeable shall be deemed to be the value of such obligations or shares of stock, as of the date of the adoption of the resolution declaring such dividend, as determined by the Board of Directors at or as of that date. On the expiration of any rights or options referred to in subsection (D), or the termination of any right of conversion or exchange referred to in subsection (E), or any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or exchange of such convertible or exchangeable securities, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been in effect had the adjustments made upon the issuance of such option, right or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered or to be delivered upon the exercise of such rights or options or upon the conversion or exchange of such securities.

                 (G) In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons or options or rights not referred to in this Section 6(b), then, in each such case, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to the distributions provided for in Section 1 above, and no adjustment to the Conversion Price provided for in this Section 6 shall be applicable.

          (c)    [Intentionally deleted.]

          (d) Subject to the right of the Corporation to amend this Certificate upon obtaining necessary approvals required by this Certificate and applicable law, this Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock against impairment.

          (e) Upon the occurrence of each adjustment or readjustment of the Conversion Price for each series of Preferred Stock pursuant to this
     Section 6, this Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares.

          7.     Changes.
                 -------

          (a) The Corporation shall not, so long as shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are outstanding, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least 66-2/3% of the total number of then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a single class, (i) create or authorize the creation of any additional class or series of shares that ranks senior to or pari passu
                                                                  ----------
     with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock either as to dividends or distribution of assets on liquidation, or (ii) increase the authorized amount of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock or increase the authorized amount of any additional class or series of shares that ranks senior to or pari passu with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock as to dividends or distribution of assets on liquidation, or (iii) create or authorize any obligations or securities convertible into, or any options or rights to acquire, shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock or of any other class or series of shares that ranks senior to or pari passu with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock as to dividends or distribution of assets on liquidation.

          (b) In addition to the foregoing, so long as shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least 66-2/3% of the total number of then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a single class:

                 (1) consent to any Liquidation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets;

                 (2) amend, alter or repeal this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation in a manner adverse to holders of the Preferred Stock (including, without limitation, any amendment to, alteration or repeal of Section 1 or Section 7 of this Amended and Restated Certificate of Incorporation);

                 (3) purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of shares of Common Stock from current or former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of a former employee or to the proposed transfer of any such shares by a current or former employee;

                 (4) redeem or otherwise acquire any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock except as expressly authorized in paragraph A.3 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock on the basis of the aggregate number of outstanding shares of such Series of Preferred Stock then held by each such holder;

                 (5) issue any debt which, when aggregated with all outstanding debt of the Corporation, would exceed the net worth of the Corporation; or

                 (6) license all or substantially all of the Corporation's technology to a third party.

          (c) In addition to the foregoing, so long as shares of Series F Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of all shares of Series F Preferred Stock outstanding (1) consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all its assets, in connection with which the net proceeds to the holders of Series F Preferred Stock would be less than $14.8507 per share (as adjusted for stock splits, stock dividends, reorganizations and the like), or (2) make any public offering of the Corporation's Common Stock at an offering price per share (prior to underwriting commissions and expenses) of less than $14.8507 per share (as adjusted for stock splits, stock dividends, reorganizations and the like); provided that the provisions of this Article IV, Section 7(c) shall terminate and be of no further effect on the earlier of (i) January 14, 1999 or (ii) such time as the original holders of the Series F Preferred Stock hold in the aggregate less than 75% of the Series F Preferred Stock.

                                   ARTICLE V

               DIRECTORS' LIABILITY AND INDEMNIFICATION OF AGENTS

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

          Any repeal or modification of the foregoing provisions of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) its directors and officers (and any other person to which Delaware law permits the corporation to provide indemnification) through Bylaw provisions, agreements which such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the

     Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

          Any repeal or modification of any of the foregoing provisions of this
     Article V shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.


                                    ARTICLE VI

                                    SECTION 203

          The Corporation expressly elects not to be governed by the provisions of Section 203 of the Delaware General Corporation Law.